                                                                    Exhibit 4.23



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                             LEINER HEALTH PRODUCTS INC.,

                                      Mortgagor,

                                          to

                               THE BANK OF NOVA SCOTIA,
                                      as agent,

                                      Mortgagee
                 ___________________________________________________

                      MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                        SECURITY AGREEMENT AND FIXTURE FILING
                 ___________________________________________________

                              Dated as of June 30, 1997

              This instrument affects certain real and personal property located in Dane County, State of Wisconsin.

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                                Record and return to:

                                 Mayer, Brown & Platt
                                    1675 Broadway
                               New York, New York 10019
                         Attention: Kenneth R. Kleiner, Esq.

This instrument was prepared by the above-named attorney.

Notice:  This instrument contains INTER ALIA obligations which may provide for:

         (a)  a variable rate of interest and/or

         (b) future and/or revolving credit advances or readvances, which when made, shall have the same priority as advances or readvances made on the date hereof whether or not (i) any advances or readvances were made on the date hereof and (ii) any indebtedness is outstanding at the time any advance or re-advance is made.

         Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed $210,000,000.00.


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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                      ARTICLE 1.
                    COVENANTS AND AGREEMENTS OF THE MORTGAGOR

SECTION 1.1    Payment of Secured Obligations.................................12
SECTION 1.2    Title to Collateral, etc.......................................12
SECTION 1.3    Title Insurance................................................13
SECTION 1.3.1  Title Insurance Policy.........................................13
SECTION 1.3.2  Title Insurance Proceeds.......................................13
SECTION 1.4    Recordation....................................................14
SECTION 1.5    Payment of Impositions, etc....................................14
SECTION 1.6    Insurance and Legal Requirements...............................15
SECTION 1.7    Security Interests, etc........................................15
SECTION 1.8    Permitted Contests.............................................16
SECTION 1.9    Leases.........................................................17
SECTION 1.10   Compliance with Instruments....................................17
SECTION 1.11   Maintenance and Repair, etc....................................18
SECTION 1.12   Alterations, Additions, etc....................................18
SECTION 1.13   Acquired Property Subject to Lien..............................19
SECTION 1.14   Assignment of Rents, Proceeds, etc.............................19
SECTION 1.15   No Claims Against the Mortgagee................................21
SECTION 1.16   Indemnification................................................21
SECTION 1.17   No Credit for Payment of Taxes.................................23
SECTION 1.18   Offering of the Notes; Application of
                Proceeds of Loans.............................................23
SECTION 1.19   No Transfer of the Property....................................23
SECTION 1.20   Security Agreement.............................................24
SECTION 1.21   Representations and Warranties.................................26
SECTION 1.22   Mortgagor's Covenants..........................................26


                                      ARTICLE 2.
                    INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

SECTION 2.1    Insurance......................................................26
SECTION 2.1.1. Risks to be Insured............................................26
SECTION 2.1.2. Policy Provisions..............................................27
SECTION 2.1.3. Delivery of Policies, etc......................................28
SECTION 2.1.4. Separate Insurance.............................................29
SECTION 2.1.5. Flood Insurance................................................29
SECTION 2.2    Damage, Destruction or Taking; Mortgagor to
               Give Notice; Assignment of Awards..............................29
SECTION 2.3    Application of Proceeds and Awards.............................30
SECTION 2.4    Total Taking and Total Destruction.............................33

                                          i
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                                  TABLE OF CONTENTS
                                    (continued)

                                                                           Page
                                                                           ----
                                      ARTICLE 3.
                          EVENTS OF DEFAULT; REMEDIES, ETC.

SECTION 3.1    Events of Default; Acceleration................................34
SECTION 3.2    Legal Proceedings; Foreclosure.................................35
SECTION 3.3    Power of Sale..................................................35
SECTION 3.4    Uniform Commercial Code Remedies...............................36
SECTION 3.5    Mortgagee Authorized to Execute Deeds, etc.....................37
SECTION 3.6    Purchase of Collateral by Mortgagee............................37
SECTION 3.7    Receipt a Sufficient Discharge to Purchaser....................38
SECTION 3.8    Waiver of Appraisement, Valuation, etc.........................38
SECTION 3.9    Sale a Bar Against Mortgagor...................................38
SECTION 3.10   Secured Obligations to Become Due on Sale......................38
SECTION 3.11   Application of Proceeds of Sale and Other Moneys...............39
SECTION 3.12   Appointment of Receiver........................................40
SECTION 3.13   Possession, Management and Income..............................40
SECTION 3.14   Right of Mortgagee to Perform Mortgagor's
                Covenants, etc................................................41
SECTION 3.15   Subrogation....................................................41
SECTION 3.16   Remedies, etc., Cumulative.....................................42
SECTION 3.17   Provisions Subject to Applicable Law...........................42
SECTION 3.18   No Waiver, etc.................................................43
SECTION 3.19   Compromise of Actions, etc.....................................43


                                      ARTICLE 4.
                                     DEFINITIONS

SECTION 4.1    Terms Defined in this Mortgage.................................44
SECTION 4.2    Use of Defined Terms...........................................51
SECTION 4.3    Credit Agreement Definitions...................................52


                                      ARTICLE 5.
                                    MISCELLANEOUS

SECTION 5.1    Further Assurances; Financing Statements.......................52
SECTION 5.1.1  Further Assurances.............................................52
SECTION 5.1.2  Financing Statements...........................................53
SECTION 5.2    Additional Security............................................53

                                          ii
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                                  TABLE OF CONTENTS
                                    (continued)

                                                                           Page
                                                                           ----

SECTION 5.3    Defeasance; Partial Release, etc...............................53
SECTION 5.3.1  Defeasance.....................................................53
SECTION 5.3.2  Partial Release, etc...........................................54
SECTION 5.4    Notices, etc...................................................54
SECTION 5.5    Waivers, Amendments, etc.......................................54
SECTION 5.6    Cross-References...............................................54
SECTION 5.7    Headings.......................................................54
SECTION 5.8    Currency.......................................................54
SECTION 5.9    Governing Law..................................................55
SECTION 5.10   Successors and Assigns, etc....................................55
SECTION 5.11   Waiver of Jury Trial; Submission to Jurisdiction...............55
SECTION 5.12   Severability...................................................56
SECTION 5.13   Loan Document..................................................56
SECTION 5.14   Usury Savings Clause...........................................56
SECTION 5.15   Future Advances................................................57

EXECUTION PAGE ...............................................................58

ACKNOWLEDGMENT................................................................59

Schedule 1 - Legal Description
Schedule 2 - Permitted Encumbrances

                      MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                        SECURITY AGREEMENT AND FIXTURE FILING

    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of June 30, 1997 (this "MORTGAGE"), made by LEINER HEALTH PRODUCTS INC. ( "LEINER" or the "MORTGAGOR"), a Delaware corporation having an address of 901 East 233rd Street, Carson, California 90745, to THE BANK OF NOVA SCOTIA, having an address at One Liberty Plaza, New York, New York 10006, for itself as a Lender and as collateral agent (the "AGENT") under the Credit Agreement referred to below (together with its successors and assigns from time to time acting as agent under such Credit Agreement, the "MORTGAGEE").

                            W I T N E S S E T H  T H A T:

    WHEREAS, the Mortgagor is on the date of delivery hereof the owner of fee title to the parcel of land described in SCHEDULE 1 hereto (the "LAND") and of the Improvements (such term and other capitalized terms used in this Mortgage having the respective meanings specified or referred to in ARTICLE IV);

    WHEREAS, pursuant to the terms, conditions and provisions of the Credit Agreement, dated as of June 30, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Group Inc. ("LHPG" or the "U.S. BORROWER" (prior to the Assumption)),Vita Health Company (1985) Ltd. (the "CANADIAN BORROWER"), as Canadian borrower (collectively, the "BORROWERS"), the institutions from time to time a party thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions from time to time a party thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, currently acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), the Lenders and the Issuer have agreed to make Loans to, and to issue Letters of Credit for the account of, the Borrowers in the maximum original principal amount of

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TWO HUNDRED TEN MILLION AND 00/100 DOLLARS ($210,000,000.00) (such Loans and
Letters of Credit are hereinafter referred to collectively as the "CREDIT EXTENSIONS").

    WHEREAS, the Credit Extensions consist of:

         (i) from the U.S. Lenders, a Term B Loan Commitment and a Term C Loan Commitment pursuant to which Borrowings of Term Loans, in a maximum aggregate principal amount not to exceed $45,000,000 (in the case of Term B Loans) and $40,000,000 (in the case of Term C Loans), will be made to the U.S. Borrower in a single Borrowing to occur on the date of the initial Credit Extensions;

         (ii) from the U.S. RL Lenders, a U.S. Revolving Loan Commitment (to include availability for U.S. Revolving Loans, U.S. Swing Line Loans and U.S. Letters of Credit) pursuant to which Borrowings of U.S. Revolving Loans and U.S. Swing Line Loans, in a maximum aggregate principal amount (together with all U.S. Letter of Credit Outstandings) not to exceed the then existing U.S. Revolving Loan Commitment Amount, will be made to the U.S. Borrower from time to time on and subsequent to the date of the initial Credit Extensions but prior to the U.S. Revolving Loan Commitment Termination Date;

         (iii) from the U.S. Issuers (and participated in by the U.S. RL Lenders), a U.S. Letter of Credit Commitment pursuant to which the U.S. Issuers will issue U.S. Letters of Credit for the account of the U.S. Borrower and, subject to Section 2.1.2 of the Credit Agreement, its U.S. Subsidiaries from time to time on and subsequent to the date of the initial Credit Extensions but prior to the U.S. Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $35,000,000 (PROVIDED that the aggregate outstanding principal amount of U.S. Revolving Loans, Swing Line Loans and U.S. Letter of Credit Outstandings at any time shall not exceed the then existing U.S. Revolving Loan Commitment Amount);

         (iv) from the U.S. Swing Line Lender (and participated in by the U.S. RL Lenders), a U.S. Swing Line Loan Commitment pursuant to which Borrowings of U.S. Swing Line Loans in an aggregate outstanding principal amount not to exceed $15,000,000 will be made on and subsequent to the date of the initial Credit

    Extensions but prior to the U.S. Revolving Loan Commitment Termination Date (PROVIDED, that the aggregate outstanding principal amount of such U.S. Swing Line Loans, U.S. Revolving Loans and U.S. Letter of Credit Outstandings at any time shall not exceed the then existing U.S. Revolving Loan Commitment Amount);

         (v) from the Canadian Lenders, a Canadian Revolving Loan Commitment (to include availability for Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit) pursuant to which Borrowings of Canadian Revolving Loans and Canadian Swing Line Loans in a maximum aggregate principal amount (together with all Canadian Letter of Credit Outstandings) not to exceed the then existing Canadian Revolving Loan Commitment Amount, will be made to the Canadian Borrower from time to time on and subsequent to the date of the initial Credit Extensions but prior to the Canadian Revolving Loan Commitment Termination Date;

         (vi) from the Canadian Issuers (and participated in by the Canadian Lenders), a Canadian Letter of Credit Commitment pursuant to which the Canadian Issuers will issue Canadian Letters of Credit for the account of the Canadian Borrower and, subject to Section 3.1.2 of the Credit Agreement, the Canadian Borrower's Subsidiaries from time to time on and subsequent to the date of the initial Credit Extensions but prior to the Canadian Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed Cdn $13,000,000 (PROVIDED that the aggregate outstanding principal amount of Canadian Revolving Loans and Canadian Letter of Credit Outstandings at any time shall not exceed the then existing Canadian Revolving Loan Commitment Amount); and

         (vii) from the Canadian Swing Line Lender (and participated in by the Canadian Lenders), a Canadian Swing Line Loan Commitment pursuant to which Borrowings of Canadian Swing Line Loans in an aggregate outstanding principal amount not to exceed Cdn $1,400,000 will be made on and subsequent to the date of the initial Credit Extensions but prior to the Canadian Revolving Loan Commitment Termination Date (PROVIDED that the aggregate outstanding principal amount of such Canadian Swing Line Loans, Canadian Revolving Loans and Canadian Letter of Credit Outstandings at any time shall not exceed the then existing Canadian Revolving Loan Commitment Amount.

WHEREAS, as contemplated by the Credit Agreement, immediately following the making of the initial Credit Extensions, the Mortgagor and LHPG have delivered the Assumption Agreement, pursuant to which the Mortgagor has assumed (the "ASSUMPTION") the rights and obligations of LHPG as (and has become) the U.S. Borrower under the Credit Agreement;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) and the execution and delivery of the Assumption Agreement (as defined in the Credit Agreement) under the Credit Agreement, the Mortgagor is required to execute and deliver this Mortgage;

WHEREAS, (i) as a material inducement for the Lenders to enter into the Credit Agreement and the other Loan Documents, (ii) to secure the payment and performance of the Mortgagor's obligations under the Credit Agreement and the other Loan Documents; and (iii) to secure the payment and performance of the Secured Obligations, the Mortgagor is required to execute and deliver this Mortgage to the Mortgagee; and

WHEREAS, the Mortgagor has duly authorized the execution, delivery and performance of this Mortgage.

                                      G R A N T:

    NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Lenders to make the Credit Extensions pursuant to the Credit Agreement, and in order to secure the full, timely and proper payment and performance of and compliance with each and every one of the Secured Obligations (as hereinafter defined), the Mortgagor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, demises, releases, hypothecates, pledges, assigns, transfers and conveys to the Mortgagee and its successors and assigns, forever, all of the following (the "COLLATERAL"):

         (a) REAL ESTATE. All of the Land and all additional lands and estates therein now owned or hereafter acquired by the Mortgagor for use or development with the Land or any portion thereof, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in any way pertaining to the

    Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Mortgagor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates; and any after-acquired title to any of the foregoing (herein collectively referred to as the "REAL ESTATE");

         (b) IMPROVEMENTS. All buildings, structures and other improvements and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and, to the extent that any of the following items of property constitutes fixtures under applicable laws, all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors, generators and all other articles of property which are considered fixtures under applicable law (such buildings, structures and other improvements and such other property are herein collectively referred to as the "IMPROVEMENTS"; the Real Estate and the Improvements are herein collectively referred to as the "PROPERTY");

         (c) GOODS. All building materials, goods, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, beds, mattresses, bedding and linens, supplies, blinds, window shades, drapes, carpets, floor coverings, manufacturing equipment and machinery, office equipment, growing plants and shrubberies, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now or hereafter located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Property, regardless of whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise (herein collectively referred to as the "GOODS");

         (d) INTANGIBLES. All goodwill, trademarks, trade names, option rights, purchase contracts, real and personal property tax refunds, books and records and general intangibles of the Mortgagor relating to the Property, and any other intangible property of the Mortgagor relating to the Property (herein collectively referred to as the "INTANGIBLES");

         (e) LEASES. All rights of the Mortgagor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, now existing or hereafter entered into, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest therein (herein collectively referred to as the "LEASES"), and the right, subject to applicable law, upon the occurrence of any Event of Default hereunder, to receive and collect the Rents (as hereinafter defined) paid or payable thereunder;

         (f) PLANS. All rights of the Mortgagor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Real Estate (herein collectively referred to as the "PLANS");

         (g) PERMITS. All rights of the Mortgagor, to the extent assignable, in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of the Property and every part thereof and respecting any business or other activity conducted on or from the Property, and any product or proceed thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by governmental authorities having jurisdiction (herein collectively referred to as the "PERMITS");

         (h) CONTRACTS. All right, title and interest of the Mortgagor in and to all agreements, contracts, certificates, instruments, warranties, appraisals, engineering, environmental, soils, insurance and other reports and studies, books, records, correspondence, files and advertising materials, and other documents, now or hereafter obtained or entered into, as the case may be, pertaining to the construction, use, occupancy, possession, operation, management, leasing, maintenance and/or ownership of the Property and all right, title and interest of the Mortgagor therein (herein collectively referred to as the "CONTRACTS");

         (i) LEASES OF FURNITURE, FURNISHINGS AND EQUIPMENT. All right, title and interest of the Mortgagor as lessee in, to and under any leases of furniture, furnishings, equipment and any other Goods now or hereafter installed in or at any time used in connection with the Property;

         (j) RENTS. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Mortgagor from the Property, including, without limitation, all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants, under the Leases (herein collectively referred to as "RENTS");

         (k) PROCEEDS. All proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards (herein collectively referred to as "PROCEEDS"); and

         (l) OTHER PROPERTY. All other property and rights of the Mortgagor of every kind and character relating to the Property, and all proceeds and products of any of the foregoing;

    AND, without limiting any of the other provisions of this Mortgage, the Mortgagor expressly grants to the Mortgagee, as secured party, a security interest in all of those portions of the Collateral which are or may be subject to the State Uniform Commercial Code provisions applicable to secured transactions;

    TO HAVE AND TO HOLD the Collateral unto the Mortgagee, its successors and assigns, forever.

    FURTHER to secure the full, timely and proper payment and performance of the Secured Obligations, the Mortgagor hereby covenants and agrees with and warrants to the Mortgagee as follows:

                                    xx ARTICLE 1.

                      COVENANTS AND AGREEMENTS OF THE MORTGAGOR

    SECTION 1.1 PAYMENT OF SECURED OBLIGATIONS. (i) The Mortgagor agrees that:

         (a) it will duly and punctually pay and perform or cause to be paid and performed each of the Obligations at the time and in accordance with the terms of the Loan Documents, and

         (b) when and as due and payable from time to time in accordance with the terms hereof or of any other Loan Documents, pay and perform, or cause to be paid and performed, all other Secured Obligations.

    SECTION 1.2 TITLE TO COLLATERAL, ETC. The Mortgagor represents and warrants to and covenants with the Mortgagee that:

         (a) as of the date hereof and at all times hereafter while this Mortgage is outstanding, the Mortgagor (1) is and shall be the absolute owner of the legal and beneficial title to the Property and to all other property included in the Collateral, and (2) has and shall have good and marketable title in fee simple absolute to the Property, subject in each case only to this Mortgage, the liens expressly permitted pursuant to the terms of the Credit Agreement and the encumbrances set forth in SCHEDULE 2 hereto (collectively, the "PERMITTED ENCUMBRANCES");

         (b) the Mortgagor has good and lawful right, power and authority to execute this Mortgage and to convey, transfer, assign, mortgage and grant a security interest in the Collateral, all as provided herein;

         (c) this Mortgage has been duly executed, acknowledged and delivered on behalf of the Mortgagor, all consents and other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Mortgagor have been duly and fully given and performed and this Mortgage constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms; and

         (d) the Mortgagor, at its expense, will warrant and defend to the Mortgagee and any purchaser under the power of sale herein or at any foreclosure sale such title to the Collateral and the first mortgage lien and first priority perfected security interest of this Mortgage thereon and therein against all claims and demands and will maintain, preserve and protect such lien and security interest and will keep this Mortgage a valid, direct first mortgage lien of record on and a first priority perfected security interest in the Collateral, subject only to the Permitted Encumbrances.

    SECTION 1.3  TITLE INSURANCE.

    SECTION 1.3.1 TITLE INSURANCE POLICY. Concurrently with the execution and delivery of this Mortgage, the Mortgagor, at its expense, has obtained and delivered to the Mortgagee a loan policy or policies of title insurance in an amount, and in form and substance, satisfactory to the Mortgagee naming the Mortgagee as the insured, insuring the title to and the first mortgage lien of this Mortgage on the Property, with endorsements requested by the Mortgagee. The Mortgagor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance.

    SECTION 1.3.2 TITLE INSURANCE PROCEEDS. All proceeds received by and payable to the Mortgagee for any loss under the loan policy or policies of title insurance delivered to the Mortgagee pursuant to SECTION 1.3.1, or under any policy or policies of title insurance delivered to the Mortgagee in substitution therefor or replacement thereof, shall be the property of the Mortgagee and shall be applied by the Mortgagee in accordance with the provisions of SECTION 2.3.

    SECTION 1.4 RECORDATION. The Mortgagor, at its expense, will at all times cause this Mortgage and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof), and each other instrument delivered in connection with the Credit Agreement or any other Loan Document and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien and security interest of this Mortgage as a valid, direct first mortgage lien and first priority perfected security interest in the Collateral, subject only to the Permitted Encumbrances. The

Mortgagor will pay or cause to be paid, and will indemnify the Mortgagee in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Mortgage and any and all supplements and amendments hereto.

    SECTION 1.5 PAYMENT OF IMPOSITIONS, ETC. Subject to SECTION 1.8 (relating to permitted contests), the Mortgagor will pay or cause to be paid at least ten
(10) days before the same would become delinquent and before any fine, penalty, interest or cost may be added for non-payment, all taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Collateral, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Secured Obligations, or the interest thereon (collectively, the "IMPOSITIONS"). The Mortgagor will deliver to the Mortgagee, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

    SECTION 1.6 INSURANCE AND LEGAL REQUIREMENTS. Subject to SECTION 1.8 (relating to permitted contests), the Mortgagor, at its expense, will comply in all material respects, or cause compliance in all material respects with

         (a) all provisions of any insurance policy covering or applicable to the Collateral or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Collateral or any part thereof or any use or condition of the Collateral or any part thereof (collectively, the "INSURANCE REQUIREMENTS"); and

         (b) all laws, including Environmental, Health or Safety Requirements of Law, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Collateral or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Collateral or any part thereof (collectively, the "LEGAL REQUIREMENTS");

whether or not compliance therewith shall require structural changes in or interference with the use and enjoyment of the Collateral or any part thereof.

    SECTION 1.7 SECURITY INTERESTS, ETC. The Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other lien on or in the Collateral or any part thereof or the interest of the Mortgagor or the Mortgagee therein, or any Proceeds thereof or Rents or other sums arising therefrom, other than (a) Permitted Encumbrances, and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto incurred in the ordinary course of the business of the Mortgagor for sums not yet due or any such liens or rights thereto which are at the time being contested as permitted by SECTION 1.8. The Mortgagor will not postpone the payment of any sums for which liens of mechanics, materialmen, suppliers or vendors or rights thereto have been incurred (unless such liens or rights thereto are at the time being contested as permitted by SECTION 1.8), or enter into any contract under which payment of such sums is postponable (unless such contract expressly provides for the legal, binding and effective waiver of any such liens or rights thereto), in either case, for more than 60 days after the completion of the action giving rise to such liens or rights thereto.

    SECTION 1.8 PERMITTED CONTESTS. After prior written notice to the Mortgagee, the Mortgagor at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or lien of a mechanic, materialman, supplier or vendor, PROVIDED THAT, (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Mortgagor, the Mortgagee, and the Collateral (including any rent or other income therefrom) and shall not interfere with the payment of any such rent or income, (b) neither the Collateral nor any rent or other income therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, lost, impaired or interfered with, (c) in the case of a Legal Requirement, neither the Mortgagor nor the Mortgagee would be in danger of any material civil or criminal liability for failure to comply therewith, (d) the Mortgagor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Mortgagee, (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Collateral or any part thereof because of such non-payment, (f) the payment of any sums required to be paid with respect to any of the Notes or under this Mortgage (other than any unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this
SECTION 1.8) shall not be interfered with or otherwise affected, (g) in the case of any Insurance Requirement, the failure of the Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor under SECTION 2.1, and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on the Mortgagor's books.

    SECTION 1.9 LEASES. The Mortgagor represents and warrants to the Mortgagee that, as of the date hereof, there are no written or oral leases or other agreements of any kind or nature relating to the occupancy of any portion of the Property by any Person other than the Mortgagor. The Mortgagor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property without first obtaining the written consent of the Mortgagee.

    SECTION 1.10 COMPLIANCE WITH INSTRUMENTS. The Mortgagor at its expense will promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Mortgagor under the terms thereof. The Mortgagor will not take any action which may result in a forfeiture or termination of the rights afforded to the Mortgagor under any such instruments and will not, without the prior written consent of the Mortgagee, amend any of such instruments.

    SECTION 1.11  MAINTENANCE AND REPAIR, ETC.   Subject to the provisions of
SECTION 1.12, the Mortgagor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that neither the value nor utility of the Collateral will not be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that its business carried on in connection therewith may be properly conducted at all times. All repairs, replacements and renewals shall be at least equal in quality, use and value to the original Improvements. The Mortgagor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property and upon any adjoining property, whether or not the Mortgagor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

    SECTION 1.12 ALTERATIONS, ADDITIONS, ETC. So long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, PROVIDED THAT any alteration or addition: (a) shall not change the general character or the use of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Property;
(b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements; (c) is promptly and fully paid for, or caused to be paid for, by the Mortgagor; (d) is made, in case the estimated cost of such alteration or addition exceeds U.S. $250,000, (i) only after the Mortgagee shall have consented thereto and shall have reviewed and approved in writing the plans and specifications therefor,
(ii) under the supervision of a qualified architect or engineer or another professional approved by the Mortgagee and (iii) only after the Mortgagor shall have furnished to the Mortgagee a performance bond or other security reasonably satisfactory to the Mortgagee.

    SECTION 1.13 ACQUIRED PROPERTY SUBJECT TO LIEN. All property at any time acquired by the Mortgagor and provided or required by this Mortgage to be or become subject to the lien and security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Mortgage without further action on the part of the Mortgagor or the Mortgagee. The Mortgagor, at its expense, will execute and deliver to the Mortgagee (and will record and file as provided in SECTION 1.4) an instrument supplemental to this Mortgage satisfactory in substance and form to the Mortgagee, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Mortgage all right, title and interest of the Mortgagor in and to all property provided or required by this Mortgage to be subject to the lien and security interest hereof.

    SECTION 1.14 ASSIGNMENT OF RENTS, PROCEEDS, ETC. The assignment, grant and conveyance of the Leases, Rents, Proceeds and other rents, income, proceeds and benefits of the Collateral contained in the Granting Clause of this Mortgage shall constitute an absolute, present and irrevocable assignment, grant and conveyance, PROVIDED, HOWEVER, that permission is hereby given to the Mortgagor, so long as no Event of Default has occurred hereunder, to collect, receive and apply such Rents, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not in advance thereof, and in accordance with all of the other terms, conditions and provisions hereof, of the Loan Documents, and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence of an Event of Default, such permission shall terminate immediately and automatically, without notice to the Mortgagor or any other Person except as required by law, and shall not be reinstated upon a cure of such Event of Default without the express written consent of the Mortgagee. Such assignment shall be fully effective without any further action on the part of the Mortgagor or the Mortgagee and the Mortgagee shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to collect, receive and apply all Rents, Proceeds and all other rents, income, proceeds and benefits from the Collateral, including all right, title and interest of the Mortgagor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Mortgagee takes possession of the Collateral or any part thereof. The Mortgagor further grants to the Mortgagee the right, at the Mortgagee's option, upon the occurrence of an Event of Default hereunder, to:

         (a) enter upon and take possession of the Property for the purpose of collecting Rents, Proceeds and said rents, income, proceeds and other benefits;

         (b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under any Lease, contract or other instrument to which said Rents, Proceeds or other rents, income, proceeds or benefits relate;

         (c) let or convey the Collateral or any portion thereof or any interest therein; and

         (d) apply Rents, Proceeds and such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the Secured Obligations in accordance with Section 3.11.

    SECTION 1.15 NO CLAIMS AGAINST THE MORTGAGEE. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the lien and security interest of this Mortgage. ALL CONTRACTORS, SUBCONTRACTORS, VENDORS AND OTHER PERSONS DEALING WITH THE PROPERTY, OR WITH ANY PERSONS INTERESTED THEREIN, ARE HEREBY REQUIRED TO TAKE NOTICE OF THE PROVISIONS OF THIS SECTION.

    SECTION 1.16 INDEMNIFICATION. The Mortgagor will protect, indemnify, save harmless and defend the Mortgagee, the Lenders, and each of their respective officers, directors, shareholders, employees, representatives and agents (collectively, the "INDEMNIFIED PARTIES" and individually, an "INDEMNIFIED PARTY"), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of an interest in this Mortgage, any other Loan
Document or the Property, (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof made or suffered to be made by or on behalf of the Mortgagor, (f) any negligence or tortious act on the part of the Mortgagor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h) (i) any Hazardous Material (as such term is defined in the Credit Agreement) on, in, under or affecting all or any portion of the Property, the groundwater, or any surrounding areas, (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in SECTIONS 1.20 and 1.21, (iii) any violation or claim of violation by the Mortgagor of any Environmental, Health or Safety Requirements of Law, or (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of any Hazardous Material. If any action or proceeding be commenced, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Mortgage or any other Loan Document, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and lien created hereby or otherwise, shall be paid by the Mortgagor to such Indemnified Parties, as the case may be, as hereinafter provided. The Mortgagor will pay and save the Indemnified
Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Mortgage, any Loan Document or any Secured Obligation. All amounts payable to the Indemnified Parties under this SECTION 1.16. shall be deemed indebtedness secured by this Mortgage and any such amounts which are not paid within ten
(10) days after written demand therefor by any Indemnified Party shall bear interest at the rate provided for in Section
5.2.2. of the Credit Agreement from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Mortgagor, upon request of such Indemnified Party, will, at the Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Mortgagor and approved by such Indemnified Party. The obligations of the Mortgagor under this SECTION 1.16 shall survive any discharge or reconveyance of this Mortgage and payment in full of the Secured Obligations.

    SECTION 1.17 NO CREDIT FOR PAYMENT OF TAXES. The Mortgagor shall not be entitled to any credit against the Secured Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Mortgage.

    SECTION 1.18 OFFERING OF THE NOTES; APPLICATION OF PROCEEDS OF LOANS. Neither the Mortgagor nor any Person acting on behalf of the Mortgagor has directly or indirectly offered the Notes or any portion thereof or any similar security to, or solicited any offer to buy any of the same from, any Person other than the Mortgagee. Neither the Mortgagor nor any Person acting on behalf of the Mortgagor has taken or will take any action which would subject the issuance of the Notes to the provisions of section 5 of the Securities Act of 1933, as amended. The Mortgagor (a) will not use or permit to be used any proceeds of the Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing" or "carrying" any "margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and (b) has or will apply all of the proceeds of the Loans that are paid to it by the Mortgagee to the purposes permitted by the Credit Agreement.

    SECTION 1.19 NO TRANSFER OF THE PROPERTY. Except as set forth in the Credit Agreement, the Mortgagor shall not, without the prior written consent of the Mortgagee, which consent may be granted or withheld in the sole and absolute discretion of the Mortgagee (i) sell, convey, assign or otherwise transfer the Property or any portion of the Mortgagor's interest therein or (ii) further encumber the Property or permit the Property to become encumbered by any lien, claim, security interest or other indebtedness of any kind or nature other than the Permitted Encumbrances.

    SECTION 1.20 SECURITY AGREEMENT. With respect to the items of personal property and fixtures referred to and described in the Granting Clause of this Mortgage and included as part of the Collateral, this Mortgage is hereby made and declared to be a security agreement encumbering each and every item of personal property and fixtures now or hereafter owned by Mortgagor and included herein as a part of the Collateral, in compliance with the provisions of the Uniform Commercial Code as enacted in the State. In this respect, Mortgagor, as "Debtor", expressly grants to Mortgagee, as "Secured Party", a security interest in and to all of the property now or hereafter owned by Mortgagor which constitutes the personal property and fixtures hereinabove referred to and described in this Mortgage, including all extensions, accessions, additions, improvements, betterments, renewals, replacements and substitutions thereof or thereto, and all proceeds from the sale or other disposition thereof. Mortgagor agrees that Mortgagee may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Mortgage shall be deemed to be, a financing statement filed as a fixture filing in accordance with the Uniform Commercial Code as enacted in the State. Any reproduction of this Mortgage or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Mortgagor agrees to execute and deliver to Mortgagee, upon Mortgagee's request, any other security agreement and financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Mortgage, in such form as Mortgagee may require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the above-described personal property and fixtures, including any replacements and additions thereto. Upon the occurrence of an Event of Default under this Mortgage, or any other violation of the covenants, terms and conditions of the security agreement contained herein, the Mortgagee shall have and shall be entitled to exercise any and all of the rights and remedies (i) as prescribed in this Mortgage, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. Mortgagor and Mortgagee agree that the filing of any financing statements in the records normally having to do with personal property shall not in any way affect the agreement of Mortgagor and Mortgagee that everything located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of, the Collateral, which is described or reflected as a fixture in this Mortgage, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the Real Estate conveyed hereby. Mortgagor warrants that Mortgagor's name, identity and address are as set forth herein. The mailing address of the Mortgagee from which information may be obtained concerning the security interest created herein is also set forth herein. This information hereof is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code as enacted in the State for instruments to be filed as financing statements. In accordance with the Uniform Commercial Code as enacted in the State, this Mortgage shall remain effective as a fixture filing until this Mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the Collateral.

    SECTION 1.21 REPRESENTATIONS AND WARRANTIES. In order to induce the Mortgagee to enter into this Mortgage, the Credit Agreement and the other Loan Documents, the Mortgagor agrees that all of the representations and warranties set forth in the Credit Agreement are incorporated into this Mortgage by reference as if fully set forth herein.

    SECTION 1.22 MORTGAGOR'S COVENANTS. In order to induce the Mortgagee to enter into this Mortgage, the Credit Agreement and the other Loan Documents, the Mortgagor agrees that all of the covenants set forth in the Credit Agreement are incorporated into this Mortgage by reference as if fully set forth herein.


                                      ARTICLE 2.

                    INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

    SECTION 2.1  INSURANCE.

    SECTION 2.1.1. RISKS TO BE INSURED. The Mortgagor will, at its expense, maintain or cause to be maintained by insurance carriers that meet the standards set forth below: (a) insurance with respect to the Improvements against loss or damage by fire, lightning and such other risks as are included in standard "all-risk" policies, in amounts sufficient to prevent the Mortgagor and the Mortgagee from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts not less than the then full insurable value (actual replacement value) of the Improvements, as determined by the Mortgagor in accordance with generally accepted insurance practice and reasonably approved by the Mortgagee or, at the request of the Mortgagee, as determined at the Mortgagor's expense by the insurer or insurers or by an expert reasonably approved by the Mortgagee, (b) comprehensive public liability, including bodily injury and product liability and property damage insurance, with personal injury endorsements, applicable to the Property in such amounts as are usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated in the same general locality, but in any event with a combined single limit of not less than Twenty Million Dollars ($20,000,000) per occurrence, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated in the same general locality, but in any event in an amount not less than Twenty Million Dollars ($20,000,000), (d) business interruption insurance (including added expense coverage) against all insurable perils for a period of not fewer than twelve (12) months (subject to a reasonable aggregate deductible not exceeding five (5) days per annum), and (e) worker's compensation insurance to the full extent required by applicable law for all employees of the Mortgagor engaged in any work on or about the Property and employer's liability insurance with a limit of not less than Ten Million Dollars ($10,000,000) for each occurrence.

    All such insurance shall be provided (i) by insurers authorized by Lloyds of London to underwrite such risks, (ii) by insurers having an A.M. Best policyholders rating of not less than A-(except with respect to insurers providing workers compensation insurance, in which case such insurers shall have an A.M. Best policyholders rating of not less than B+) or (iii) by such other insurers as the Mortgagee may approve in writing; PROVIDED, HOWEVER, that if the rating of any of the insurers providing insurance hereunder is downgraded, the Mortgagor shall only be required to obtain replacement insurance with an insurer satisfying the requirements hereof at the stated expiration of the insurance policy maintained with the insurer whose rating was so downgraded.

    SECTION 2.1.2. POLICY PROVISIONS. All insurance maintained by the Mortgagor pursuant to SECTION 2.1.1 shall (a) (except for worker's compensation insurance) name the Mortgagor as the insured with the Mortgagee named as mortgagee and loss payee, (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the Mortgagor subject to the reasonable approval of the Mortgagee in the event the proceeds shall exceed Two Hundred Fifty Thousand Dollars ($250,000), and shall be payable to the Mortgagee, to be held and applied as provided in
SECTION 2.3, (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Mortgage and the Property and all claims for insurance premiums against the Mortgagee,
(d) provide that any losses shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms thereof, (iii) any foreclosure or other action or proceeding taken by the Mortgagee pursuant to any provision of this Mortgage, or (iv) any change in title or ownership of the Property, (e) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least ten (10) days after receipt by the Mortgagee of written notice thereof, (f) provide that any notice under such policies shall be simultaneously delivered to the Mortgagee, and (g) be reasonably satisfactory in all other material respects to the Mortgagee. Any insurance maintained pursuant to this SECTION 2.1 may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Mortgagor, and shall in all other respects comply with the requirements of this SECTION 2.1.

    SECTION 2.1.3. DELIVERY OF POLICIES, ETC. The Mortgagor will deliver to the Mortgagee, promptly upon request, (a) certified copies of all policies evidencing all insurance required to be maintained under SECTION 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a copy of each blanket policy), and (b) evidence, in the form of receipted bills, as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), PROVIDED THAT the Mortgagee shall not be deemed by reason of its custody of such policies to have knowledge of the contents thereof. The Mortgagor will also deliver to the Mortgagee not later than thirty (30) days prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof. In the event the Mortgagor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this SECTION 2.1, the Mortgagor will indemnify the Mortgagee against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

    SECTION 2.1.4. SEPARATE INSURANCE. The Mortgagor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this SECTION 2.1.

    SECTION 2.1.5. FLOOD INSURANCE. The Mortgagor represents and warrants that the Improvements are not located in an area designated as "flood prone" (as defined under the National Flood Insurance Regulations) or, to the extent the Improvements or any portion thereof are located in an area designated as "flood prone", the Mortgagor maintains in full force and effect flood insurance under the National Flood Insurance Program to the extent and in the amount required by applicable laws.

    SECTION 2.2 DAMAGE, DESTRUCTION OR TAKING; MORTGAGOR TO GIVE NOTICE; ASSIGNMENT OF AWARDS. In case of

         (a) any damage to or destruction of the Collateral or any part thereof, or

         (b) any taking, whether for permanent or temporary use, of all or any part of the Collateral or any interest therein or right accruing thereto, as the result of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Collateral or any portion thereof (a "TAKING"), or the commencement of any proceedings or negotiations which may result in a Taking, the Mortgagor will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction and the Mortgagor's best estimate of the cost of restoring the Collateral, or the nature of such proceedings or negotiations and the nature and extent of the Taking
which might result therefrom, as the case may be.   Subject to SECTION 2.3, the
Mortgagee shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Collateral on account of such Taking, and the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee all rights of the Mortgagor to any such proceeds, awards or payments and irrevocably authorizes and empowers the Mortgagee, at its option, in the name of the Mortgagor or otherwise, to file and prosecute what would otherwise be the Mortgagor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with SECTION 2.3. The Mortgagor will pay all reasonable costs and expenses incurred by the Mortgagee in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, awards or payments in respect thereof.

    SECTION 2.3 APPLICATION OF PROCEEDS AND AWARDS. The Mortgagee may, at its option, apply all amounts recovered under any insurance policy required to be maintained by the Mortgagor hereunder and all awards received by it on account of any Taking in any one or more of the following ways:

         (a) to the payment of the reasonable costs and expenses incurred by the Mortgagee in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

         (b) to the payment of the principal of the Credit Extensions and any interest (including post-petition interest payable in any proceedings for bankruptcy under applicable law ("POST-PETITION INTEREST") to the extent such interest is a Secured Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, together with interest at the rate provided for in the Credit Agreement on any overdue principal and (to the extent permitted by applicable law) interest; and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, FIRST, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued on the Credit Extensions and unpaid, SECOND, to the payment of all amounts of principal at the time outstanding;

         (c) to the payment of, or the application to, any Secured Obligation (other than as provided in CLAUSE (B) above);

         (d) to fulfill any of the other covenants contained herein, in the Credit Agreement, or in any other Loan Document, as the Mortgagee may determine in its sole discretion;

         (e) to the Mortgagor for application to the cost of restoring the Collateral and the replacement of Goods destroyed, damaged or taken; or

         (f) to the Mortgagor.

    Notwithstanding the foregoing provisions of this SECTION 2.3 to the contrary (but subject to the provisions of SECTION 2.4), and if each of the following conditions is satisfied, the Mortgagee, upon request of the Mortgagor, shall apply insurance proceeds or condemnation awards received by it to the restoration or replacement of the Collateral, to the extent necessary for the restoration or replacement thereof:

              (i) there shall then exist no uncured Default of which Mortgagor has received notice thereof;

              (ii) the Mortgagor shall furnish to the Mortgagee a certificate of an architect or engineer reasonably acceptable to the Mortgagee stating (x) that the Collateral is capable of being restored, prior to the maturity of the Credit Agreement, to substantially the same condition as existed prior to the casualty or Taking, (y) the aggregate estimated direct and indirect costs of such restoration and
         (z) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to the Mortgagor's customary use or occupancy of the Property; and

              (iii) in the event that the estimated cost of restoration set forth in the certificate of such architect or engineer (and such revisions to such estimate as are from time to time made) exceeds the net insurance proceeds or condemnation awards actually received from time to time, the Mortgagor shall deposit the amount of such excess with the Mortgagee.

    In the event that such insurance proceeds or condemnation awards are to be utilized in the restoration of the Collateral, the Mortgagee shall disburse such Proceeds and the additional amounts deposited by the Mortgagor for such restoration after receipt of a written request for disbursement, on not fewer than five (5) nor more than twelve (12) Business Days notice and, to the extent applicable, in accordance with the Mortgagee's customary construction loan procedures and conditions. In the event that such insurance or condemnation awards are to be utilized to replace the Collateral so destroyed or taken, the Mortgagee shall disburse such Proceeds after receipt of a written request for disbursement, on not fewer than five (5) Business Days nor more than twelve (12) Business Days notice simultaneously with the acquisition of such replacement property by the Mortgagor. In the event that, after the restoration or replacement of the Collateral, any insurance or condemnation awards shall remain, such amount shall be paid to the Mortgagor. Insurance proceeds and condemnation awards shall be invested in the manner reasonably requested by the Mortgagor and approved by the Mortgagee, and all interest earned thereon shall be applied as provided in this SECTION 2.3. If, prior to the receipt by the Mortgagee of such insurance proceeds or condemnation awards, the Collateral shall have been sold on foreclosure, the Mortgagee shall have the right to receive said insurance proceeds or condemnation awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment.

    SECTION 2.4 TOTAL TAKING AND TOTAL DESTRUCTION. In the event of a Total Destruction or a Total Taking, the Mortgagee shall apply all amounts recovered under any insurance policy referred to in SECTION 2.1.1 and all awards received by it on account of any such Taking as follows:

         (a) first, to the payment of the reasonable costs and expenses incurred by the Mortgagee in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

         (b) second, to the payment of the principal of the Credit Extensions and any interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, together with interest at the rate provided for in the Credit Agreement on any overdue principal and (to the extent permitted by applicable law) interest; and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, FIRST, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) accrued on the Credit Extensions and unpaid, and SECOND, to the payment of all amounts of principal at the time outstanding;

         (c) third, to the payment of, or the application to, any Secured Obligation (other than as provided in CLAUSE (B) above);

         (d) fourth, to fulfill any of the other covenants contained herein as the Mortgagee may determine; and

         (e) fifth, the balance, if any, to the Mortgagor.


                                      ARTICLE 3.

                          EVENTS OF DEFAULT; REMEDIES, ETC.

    SECTION 3.1 EVENTS OF DEFAULT; ACCELERATION. If an "Event of Default" (pursuant to and as defined in the Credit Agreement) shall have occurred, then and in any such event the Mortgagee may at any time thereafter (unless all Events of Default shall theretofore have been remedied and all costs and expenses, including, without limitation, attorneys' fees and expenses incurred by or on behalf of the Mortgagee, shall have been paid in full by the Mortgagor) declare, by written notice to the Mortgagor, the Loans and all other Secured Obligations to be due and payable immediately or on a date specified in such notice (PROVIDED that, upon the occurrence of any Event of Default described in Section 10.1.9. of the Credit Agreement, the Loans and all other Secured Obligations shall automatically become due and payable), and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Mortgagor hereby waives. The Mortgagor will pay on demand all costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by or on behalf of the Mortgagee in enforcing this Mortgage, or any other Loan Document, or occasioned by any default hereunder or thereunder.

    SECTION 3.2 LEGAL PROCEEDINGS; FORECLOSURE. If an Event of Default shall have occurred, the Mortgagee at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment and performance of the Secured Obligations in accordance with the terms hereof and thereof and to foreclose the lien of this Mortgage as against all or any part of the Collateral and to have the same sold under the judgment or decree of a court of competent jurisdiction. The Mortgagee shall be entitled to recover in such proceedings all costs incident thereto, including attorneys' fees and expenses in such amounts as may be fixed by the court.

    SECTION 3.3 POWER OF SALE. If an Event of Default shall have occurred, the Mortgagee may grant, bargain, sell, assign, transfer, convey and deliver the whole or, from time to time, any part of the Collateral, or any interest in any part thereof, at any private sale or at public auction, with or without demand, advertisement or notice, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Mortgagee in its uncontrolled discretion may determine, or as may be required by law, and upon such sale the Mortgagee may execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to applicable laws. Without limiting the authority granted in this SECTION 3.3, the Mortgagee shall, without demand on the Mortgagor, after the lapse of such time as may then be required by law, and notice of default and notice of sale having been given as then required by law, sell the Collateral on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels and in such order as the Mortgagee may determine, but subject to any statutory right of the Mortgagor to direct the order in which such property, if consisting of several known lots, parcels or interests, shall be sold, at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The Person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such Person at the time and place last appointed for the sale; PROVIDED THAT, if the sale is postponed for longer than one (1) day beyond the day designated in the notice of sale, notice of sale and notice of the time, date and place of sale shall be given in the same manner as the original notice of sale. The Mortgagee shall execute and deliver to the purchaser at any such sale a mortgagee's deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such mortgagee's deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including the Mortgagee, may bid at the sale. The Mortgagee shall apply the proceeds of the sale, to the extent consistent with this Mortgage, to the payment of (a) the costs and expenses of exercising the power of sale and of the sale, including the payment of attorneys' fees and costs, (b) the cost of any evidence of title procured in connection with such sale, (c) all sums expended under the terms hereof in conjunction with any default provision hereof, not then repaid, with accrued interest at the rate provided for in the Credit Agreement from the date of incurrence, (d) outstanding principal and interest under the Credit Agreement, (e) all Secured Obligations (other than as provided in CLAUSE (D) above). The Mortgagee shall give the remainder, if any, of the proceeds of the sale to the Person or Persons legally entitled thereto, or the Mortgagee, in the Mortgagee's discretion, may deposit the balance of such proceeds with any court or public official authorized to receive such proceeds.

    SECTION 3.4 UNIFORM COMMERCIAL CODE REMEDIES. If an Event of Default shall have occurred, the Mortgagee may exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code of the State. The Mortgagor shall, promptly upon request by the Mortgagee, assemble the Collateral, or any portion thereof generally described in such request, and make it available to the Mortgagee at such place or places designated by the Mortgagee and reasonably convenient to the Mortgagee or the Mortgagor. If the Mortgagee elects to proceed under the Uniform Commercial Code of the State to dispose of portions of the Collateral, the Mortgagee, at its option, may give the Mortgagor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Mortgagor at least ten (10) days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Mortgagee of any portion of the Collateral or any interest therein is required by law, the Mortgagor conclusively agrees that ten (10) days notice to the Mortgagor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.

    SECTION 3.5 MORTGAGEE AUTHORIZED TO EXECUTE DEEDS, ETC. The Mortgagor irrevocably appoints the Mortgagee (which appointment is coupled with an interest) the true and lawful attorney of the Mortgagor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

    SECTION 3.6 PURCHASE OF COLLATERAL BY MORTGAGEE. The Mortgagee may be a purchaser of the Collateral or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Mortgagee may apply upon the purchase price thereof the indebtedness secured hereby owing to the Mortgagee. Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the security interest and lien of this Mortgage and free of all rights of redemption in the Mortgagor.

    SECTION 3.7 RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER. Upon any sale of the Collateral or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Mortgagee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

    SECTION 3.8 WAIVER OF APPRAISEMENT, VALUATION, ETC. The Mortgagor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Collateral or any part thereof or any interest therein.

    SECTION 3.9 SALE A BAR AGAINST MORTGAGOR. Any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar against the Mortgagor.

    SECTION 3.10 SECURED OBLIGATIONS TO BECOME DUE ON SALE. Upon any sale of the Collateral or any portion thereof or interest therein by virtue of the exercise of any remedy by the Mortgagee under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise in accordance with this Mortgage or by virtue of any other remedy available at law or in equity or by statute or otherwise, at the option of the Mortgagee, any sums or monies due and payable pursuant to the Credit Agreement, the Loan Documents and in connection with the Loans and/or the Secured Obligations shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, and all other indebtedness which this Mortgage by its terms secures.

    SECTION 3.11 APPLICATION OF PROCEEDS OF SALE AND OTHER MONEYS. The proceeds of any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Mortgagee as part of the Collateral, shall be applied in such order of priority as the Mortgagee shall determine in its sole and absolute discretion including, without limitation, as follows:

         (a) first, to the payment of the reasonable costs and expenses of such sale (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Collateral or any part thereof prior to such sale), all reasonable costs and expenses incurred by the Mortgagee or any other Person in obtaining or collecting any insurance proceeds, condemnation awards or other amounts received by the Mortgagee, all reasonable costs and expenses of any receiver of the Collateral or any part thereof, and any Impositions or other charges or expenses prior to the security interest or lien of this Mortgage, which the Mortgagee may consider it necessary or desirable to pay;

         (b) second, to the payment of any Secured Obligation (other than those set forth in SECTION 3.11(C) below);

         (c) third, to the payment of all amounts of principal of and interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) at the time due and payable under the Credit Agreement at the time outstanding (whether due by reason of maturity or by reason of any prepayment requirement or by declaration or acceleration or otherwise), including interest at the rate provided for in the Credit Agreement on any overdue principal and

    (to the extent permitted under applicable law) on any overdue interest; and, in case such moneys shall be insufficient to pay in full such principal and interest, then, FIRST, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is a Secured Obligation) at the time due and payable and, SECOND, to the payment of all amounts of principal at the time due and payable under the Credit Agreement; and

         (d) fourth, the balance, if any, held by the Mortgagee after payment in full of all amounts referred to in subdivisions SECTIONS 3.11(A), (B) and (C) above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of the Mortgagor.


    SECTION 3.12 APPOINTMENT OF RECEIVER. If an Event of Default shall have occurred, the Mortgagee shall, as a matter of right, without notice, and without regard to the adequacy of any security for the indebtedness secured hereby or the solvency of the Mortgagor, be entitled to the appointment of a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

    SECTION 3.13 POSSESSION, MANAGEMENT AND INCOME. If an Event of Default shall have occurred, in addition to, and not in limitation of, the rights and remedies provided in SECTION 1.14, the Mortgagee, upon five (5) days notice to the Mortgagor, may enter upon and take possession of the Collateral or any part thereof by force, summary proceeding, ejectment or otherwise and may remove the Mortgagor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents, issues and Proceeds accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Mortgagee shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Collateral or any part thereof, and any Impositions or other charges prior to the lien and security interest of this Mortgage which the Mortgagee may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in SECTION 3.11.

    SECTION 3.14 RIGHT OF MORTGAGEE TO PERFORM MORTGAGOR'S COVENANTS, ETC. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder or under the Credit Agreement or any other Loan Document, the Mortgagee, subject to twenty (20) days' prior written notice to the Mortgagor (except that no prior notice shall be required in the case of an emergency or where the failure to make such payment or perform such obligation could affect the priority of the lien of this Mortgage) without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor, and may enter upon the Collateral for such purpose and take all such action thereon as, in the Mortgagee's opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Mortgagee and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate provided for in Section 5.2.2. of the Credit Agreement from the date of payment or incurring, shall constitute additional indebtedness under the Credit Agreement secured by this Mortgage and shall be paid by the Mortgagor to the Mortgagee on demand.

    SECTION 3.15 SUBROGATION. To the extent that the Mortgagee, on or after the date hereof, pays any sum due under any provision of any Legal Requirement or any instrument creating any lien prior or superior to the lien of this Mortgage, or the Mortgagor or any other Person pays any such sum with the proceeds of the loan evidenced by the Credit Agreement, the Mortgagee shall have and be entitled to a lien on the Collateral equal in priority to the lien discharged, and the Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Mortgagee in securing the Secured Obligations.

    SECTION 3.16 REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Mortgagee provided for in this Mortgage, the Credit Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, the Credit Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage, the Credit Agreement, or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies.

    SECTION 3.17 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

    SECTION 3.18 NO WAIVER, ETC. No failure by the Mortgagee to insist upon the strict performance of any term hereof or of the Credit Agreement, or of any other Loan Document, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other Secured Obligations secured hereby before or after its due date, the Mortgagee shall not be deemed to have waived its right either to require prompt payment or performance when due of all other amounts and Secured Obligations payable hereunder or to declare a default for failure to effect such prompt payment.

    SECTION 3.19 COMPROMISE OF ACTIONS, ETC. Any action, suit or proceeding brought by the Mortgagee pursuant to any of the terms of this Mortgage, the Credit Agreement, any other Loan Document, or otherwise, and any claim made by the Mortgagee hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Mortgagee without any notice to or approval of the Mortgagor.

    SECTION 3.20 WAIVER OF MARSHALLING AND STRICT FORECLOSURE. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives any and all right to have the Property marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Mortgagor agrees that to the extent permitted by law this Mortgage may be foreclosed by Mortgagee, at Mortgagee's option pursuant to the provisions of Sections 846.101,
846.102 and/or Section 846.103 of the Wisconsin Statutes or any successor thereof.

                                      ARTICLE 4.

                                     DEFINITIONS

    SECTION 4.1 TERMS DEFINED IN THIS MORTGAGE. When used herein the following terms have the following meanings:

    "AGENT" shall have the meaning set forth in the PREAMBLE.

    "ASSUMPTION" shall have the meaning set forth in the FORTH RECITAL.

    "BORROWERS" shall have the meaning set forth in the SECOND RECITAL.

    "BORROWING" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN AGENT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN BORROWER" shall have the meaning set forth in the SECOND RECITAL.

    "CANADIAN FACILITY" shall have the meaning set forth in the Credit
Agreement.

    "CANADIAN ISSUERS" shall have the meaning set forth in the Credit
Agreement.

    "CANADIAN LENDERS" shall have the meaning set forth in the Credit
Agreement.

    "CANADIAN LETTER OF CREDIT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN LETTER OF CREDIT OUTSTANDINGS" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN COMMITMENT AMOUNT" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN REVOLVING LOAN COMMITMENT TERMINATION DATE" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SUBSIDIARY" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SWING LINE LENDER" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SWING LINE LOAN" shall have the meaning set forth in the Credit Agreement.

    "CANADIAN SWING LINE LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "CDN $" shall have the meaning set forth in the Credit Agreement.

    "COLLATERAL" shall have the meaning set forth in the GRANTING CLAUSE.

    "COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "CONTRACTS" shall have the meaning set forth in CLAUSE (H) of the GRANTING CLAUSE.

    "CREDIT AGREEMENT" shall have the meaning set forth in the SECOND RECITAL.

    "CREDIT EXTENSIONS" shall have the meaning set forth in the the SECOND RECITAL.

    "DEFAULT" means any Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

    "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all valid and enforceable Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Hazardous Material, any law, regulation, or order relating to Remedial Action, and any law, regulation, or order relating to workplace or worker safety and health, as such Requirements of Law are promulgated by the specifically authorized agency responsible for administering such Requirements of Law.

    "EVENT OF DEFAULT" shall have the meaning set forth in the Credit
Agreement.

    "GOODS" shall have the meaning set forth in CLAUSE (C) of the GRANTING
CLAUSE.

    "HAZARDOUS MATERIAL" shall have the meaning set forth in the Credit
Agreement.

    "HEREIN", "HEREOF", "HERETO", and "HEREUNDER" and similar terms refer to this Mortgage and not to any particular Section, paragraph or provision of this Mortgage.

    "IMPOSITIONS" shall have the meaning set forth in SECTION 1.5.

    "IMPROVEMENTS" shall have the meaning set forth in CLAUSE (B) of the GRANTING CLAUSE.

    "INDEMNIFIED PARTIES" shall have the meaning set forth in SECTION 1.16.

    "INSURANCE REQUIREMENTS" shall have the meaning set forth in PARAGRAPH (A) of SECTION 1.6.

    "INTANGIBLES" shall have the meaning set forth in CLAUSE (D) of the GRANTING CLAUSE.

    "ISSUER" shall have the meaning set forth in the Credit Agreement.

    "LAND" shall have the meaning set forth in the FIRST RECITAL.

    "LEASES" shall have the meaning set forth in CLAUSE (E) of the GRANTING CLAUSE.

    "LEINER" shall have the meaning set forth in the PREAMBLE.

    "LEGAL REQUIREMENTS" shall have the meaning set forth in PARAGRAPH (B) of
SECTION 1.6.

    "LENDERS" shall have the meaning set forth in the Credit Agreement.

    "LETTER OF CREDIT" shall have the meaning set forth in the Credit
Agreement.

    "LHPG" shall have the meaning set forth in the PREAMBLE.

    "LOAN DOCUMENTS" shall have the meaning set forth in the Credit Agreement.

    "LOANS" shall have the meaning set forth in the Credit Agreement.

    "MORTGAGE" shall have the meaning set forth in the PREAMBLE.

    "MORTGAGEE" shall have the meaning set forth in the PREAMBLE.

    "MORTGAGOR" shall have the meaning set forth in the PREAMBLE.

    "NOTES" shall have the meaning set forth in the Credit Agreement.

    "OBLIGATIONS" shall have the meaning set forth in the Credit Agreement.

    "OBLIGOR" shall mean each Person having any liabilities, obligations, duties or responsibilities under the Credit Agreement or any Loan Document.

    "PERMITS" shall have the meaning set forth in CLAUSE (G) of the GRANTING CLAUSE.

    "PERMITTED ENCUMBRANCES" shall have the meaning set forth in SECTION 1.2.

    "PERSON" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency or officer.

    "PLANS" shall have the meaning set forth in CLAUSE (F) of the GRANTING
CLAUSE.

    "POST-PETITION INTEREST" shall have the meaning set forth in SECTION 2.3.

    "PROCEEDS" shall have the meaning set forth in CLAUSE (K) of the GRANTING CLAUSE.

    "PROPERTY" shall have the meaning set forth in CLAUSE (B) of the GRANTING CLAUSE.

    "REAL ESTATE" shall have the meaning set forth in CLAUSE (A) of the GRANTING CLAUSE.

    "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or Property.

    "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Hazardous Material in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Material; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.


    "RENTS" shall have the meaning set forth in CLAUSE (J) of the GRANTING
CLAUSE.

    "REVOLVING LOAN" shall have the meaning set forth in the Credit Agreement.

    "SCOTIABANK" shall have the meaning set forth in the SECOND RECITAL.

    "SECURED OBLIGATIONS" means all Obligations now or hereafter existing under the Credit Agreement, and all obligations (monetary or otherwise) arising under or in connection with the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of the Mortgagor and each Obligor under any Loan Document, including, without limitation, any Subsidiary Guaranty, howsoever created, arising or now or hereafter existing or due or to become due.

    "STATE" means the State of Wisconsin.

    "STATED AMOUNT" shall have the meaning set forth in the Credit Agreement.

    "SUBSIDIARY GUARANTY" shall have the meaning set forth in the Credit Agreement.

    "TAKING" shall have the meaning set forth in CLAUSE (B) of SECTION 2.2.

    "TERM LOAN" shall have the meaning set forth in the Credit Agreement.

    "TERM B LOAN" shall have the meaning set forth in the Credit Agreement.

    "TERM B LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "TERM C LOAN" shall have the meaning set forth in the Credit Agreement.


    "TERM C LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "TOTAL DESTRUCTION" means any damage to or destruction of the Improvements or any part thereof which, in the reasonable estimation of the Mortgagee shall require the expenditure of an amount in excess of fifty percent (50%) of the replacement value of the Property to restore the Improvements to substantially the same condition of the Improvements immediately prior to such damage or destruction.

    "TOTAL TAKING" means a Taking, whether permanent or for temporary use, which, in the good faith judgment of the Mortgagee, shall substantially interfere with the normal operation of the Property by the Mortgagor.

    "U.S. AGENT" shall have the meaning set forth in the Credit Agreement.

    "U.S. BORROWER" shall have the meaning set forth in the SECOND RECITAL.

    "U.S. FACILITY" shall have the meaning set forth in the Credit Agreement.

    "U.S. ISSUERS" shall have the meaning set forth in the Credit Agreement.

    "U.S. LENDERS" shall have the meaning set forth in the Credit Agreement.

    "U.S. LETTER OF CREDIT" shall have the meaning set forth in the Credit Agreement.

    "U.S. LETTER OF CREDIT OUTSTANDINGS" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN COMMITMENT" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN COMMITMENT AMOUNT" shall have the meaning set forth in the Credit Agreement.

    "U.S. REVOLVING LOAN COMMITMENT TERMINATION DATE" shall have the meaning set forth in the Credit Agreement.

    "U.S. RL LENDERS" shall have the meaning set forth in the Credit Agreement.

    "U.S. SUBSIDIARY" shall have the meaning set forth in the Credit Agreement.

    "U.S. SWING LINE LENDER" shall have the meaning set forth in the Credit Agreement.

    "U.S. SWING LINE LOAN" shall have the meaning set forth in the Credit Agreement.


    SECTION 4.2 USE OF DEFINED TERMS. Terms for which meanings are provided in this Mortgage shall, unless otherwise defined or the context otherwise requires, have such meanings when used in any certificate and any opinion, notice or other communication delivered from time to time in connection with this Mortgage or pursuant hereto.

    SECTION 4.3 CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Mortgage, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                      ARTICLE 5.

                                    MISCELLANEOUS

    SECTION 5.1  FURTHER ASSURANCES; FINANCING STATEMENTS.

    SECTION 5.1.1 FURTHER ASSURANCES. The Mortgagor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Mortgagee from time to time may reasonably request:

         (a) to better subject to the lien and security interest of this Mortgage all or any portion of the Collateral,

         (b) to perfect, publish notice or protect the validity of the lien and security interest of this Mortgage,

         (c) to preserve and defend the title to the Collateral and the rights of the Mortgagee therein against the claims of all Persons as long as this Mortgage shall remain undischarged,

         (d) to better subject to the lien and security interest of this Mortgage or to maintain or preserve the lien and security interest of this Mortgage with respect to any replacement or substitution for any Collateral or any other after-acquired property, or

         (e) in order to further effectuate the purposes of this Mortgage and to carry out the terms hereof and to better assure and confirm to the Mortgagee its rights, powers and remedies hereunder.

    SECTION 5.1.2 FINANCING STATEMENTS. Notwithstanding any other provision of this Mortgage, the Mortgagor hereby agrees that, without notice to or the consent of the Mortgagor, the Mortgagee may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Mortgage.

    SECTION 5.2 ADDITIONAL SECURITY. Without notice to or consent of the Mortgagor, and without impairment of the security interest and lien and rights created by this Mortgage, the Mortgagee and the Lenders may accept from the Mortgagor or any other Person additional security for the Secured Obligations. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, or, first, to the security created by this Mortgage, or concurrently to both, in any case without affecting the Mortgagee's lien and rights under this Mortgage.

    SECTION 5.3  DEFEASANCE; PARTIAL RELEASE, ETC.

    SECTION 5.3.1 DEFEASANCE. If the Loans and all other amounts owing pursuant to the Credit Agreement and the other Loan Documents shall be repaid in full in accordance with the terms thereof, and if the Mortgagor shall pay, in full, the principal of and premium, if any, and interest on the Secured Obligations in accordance with the terms thereof and hereof and all other sums payable hereunder by the Mortgagor and shall comply with all the terms, conditions and requirements hereof and of the Secured Obligations which by their nature are capable of being complied with during the term hereof, then on such date, the Mortgagee shall, upon the request of the Mortgagor and at the Mortgagor's sole cost and expense, execute and deliver such instruments, in form and substance reasonably satisfactory to the Mortgagee, as may be necessary to reconvey, release and discharge this Mortgage.

    SECTION 5.3.2 PARTIAL RELEASE, ETC. The Mortgagee may, at any time and from time to time, without liability therefor, and without prior notice to the Mortgagor, release or reconvey any part of the Collateral, consent to the making of any map or plat of the Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Mortgage, or enter into any other agreement in connection with the Collateral.

    SECTION 5.4 NOTICES, ETC. All notices and other communications provided to any of the parties hereto shall be in writing and addressed, delivered or transmitted to such party as set forth in the Credit Agreement.

    SECTION 5.5 WAIVERS, AMENDMENTS, ETC. The provisions of this Mortgage may be amended, discharged or terminated and the observance or performance of any provision of this Mortgage may be waived, either generally or in a particular instance and either retroactively or prospectively, only by an instrument in writing executed by the Mortgagor and the Mortgagee.

    SECTION 5.6 CROSS-REFERENCES. References in this Mortgage and in each instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Mortgage or such instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

    SECTION 5.7 HEADINGS. The various headings of this Mortgage and of each instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Mortgage or such instrument or any provisions hereof or thereof.

    SECTION 5.8 CURRENCY. Unless otherwise expressly stated, all references to any currency or money, or any dollar amount, or amounts denominated in "Dollars" herein will be deemed to refer to the lawful currency of the United States.

    SECTION 5.9 GOVERNING LAW. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE.

    SECTION 5.10 SUCCESSORS AND ASSIGNS, ETC. This Mortgage shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    SECTION 5.11  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.

         (a) EACH OF THE MORTGAGOR AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE CREDIT AGREEMENT, ANY LOAN DOCUMENT OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE MORTGAGOR OR THE MORTGAGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE AND THE LENDERS TO ENTER INTO THE TRANSACTIONS PROVIDED FOR IN THE CREDIT AGREEMENT AND TO MAKE THE CREDIT EXTENSIONS.

         (b) FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS MORTGAGE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE MORTGAGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE IN ACCORDANCE WITH APPLICABLE LAW, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE MORTGAGOR EXPRESSLY WAIVES, TO THE EXTENT IT MAY LAWFULLY DO SO, ANY OBJECTION, CLAIM OR DEFENSE WHICH

    IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS MORTGAGE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PERSON OF THE MORTGAGOR. NOTHING CONTAINED HEREIN WILL BE DEEMED TO PRECLUDE THE MORTGAGEE FROM BRINGING AN ACTION AGAINST THE MORTGAGOR IN ANY OTHER JURISDICTION.

    SECTION 5.12 SEVERABILITY. Any provision of this Mortgage, the Credit Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Mortgage, the Credit Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 5.13 LOAN DOCUMENT. This Mortgage is a Loan Document executed pursuant to the Credit Agreement and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with the terms and provisions thereof.

    SECTION 5.14 USURY SAVINGS CLAUSE. It is the intention of the Mortgagor and the Mortgagee to conform strictly to the usury laws governing the Loan Documents, and any interest payable under the Loan Documents shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under such laws, as construed by the courts having jurisdiction over such matters. In the event the maturity of the Secured Obligations is accelerated by reason of any provision of the Loan Documents, or by reason of an election by the Mortgagee resulting from an Event of Default, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds under the Credit Agreement until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically or, if theretofore paid, at the option of the Mortgagee, shall be rebated to the Mortgagor, or shall be credited on the principal amount of the Secured Obligations or, if all principal has been repaid, then the excess shall be rebated to the Mortgagor. If any interest is canceled, credited against principal or rebated to the Mortgagor in accordance with the foregoing sentence and, if thereafter the interest payable hereunder is less than the maximum amount permitted by applicable law, the rate hereunder shall automatically be increased to the maximum extent possible to permit repayment to the Mortgagee and the Lenders as soon as possible of any interest in excess of the maximum amount permitted by law which was earlier canceled, credited against principal or rebated to the Mortgagor pursuant to the provisions of the foregoing sentence.

    SECTION 5.15 FUTURE ADVANCES. Any and all future advances under this Mortgage and the Loan Documents shall have the same priority as if the future advance was made on the date that this Mortgage was recorded. This Mortgage shall secure the Secured Obligations, whenever incurred, such Secured Obligations to be due at the times provided in the Loan Documents. Notice is hereby given that the Secured Obligations may INCREASE as a result of any defaults hereunder by Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Mortgagee elects to advance, defaults under leases that the Mortgagee elects to cure, attorney fees or costs incurred in enforcing the Loan Documents or other expenses incurred by the Mortgagee in protecting the Collateral, the security of this Mortgage or the Mortgagee's rights and interests.

    IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

                                  MORTGAGOR:

                                  LEINER HEALTH PRODUCTS INC.,
                                  a Delaware corporation


                                  By: /s/ William B. Towne
                                      ---------------------------
                                  Name: William B. Towne
                                  Title: Executive V.P. - Finance







                                     DRAFTED BY:

                                 Mayer, Brown & Platt
                                    1675 Broadway
                               New York, New York 10019

                         Attention: Kenneth R. Kleiner, Esq.

                             ACKNOWLEDGMENT OF MORTGAGOR


STATE OF New York  )
                   )SS.:
COUNTY OF New York )

On June 27, 1997, before me, Caron Gelineau, a Notary Public in and for said State, personally appeared William Towne and _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her/ signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

Signature  /s/ Caron Gelineau               (Seal)
          ---------------------------------

                                                                      SCHEDULE 1


                            LEGAL DESCRIPTION OF THE LAND
                                    (see attached)


          Part of Lot Three (3), Block One (1), W. H. Jacobs and E. S. Barker's Subdivision, in the City of Madison, Dane County, Wisconsin, more particularly described as follows: Commencing at the Southwest corner of said lot; thence Easterly along South line of said lot 400.8 feet more or less to an iron stake
192.5 feet Westerly of an iron stake at the intersection of said South line with West right-of-way line of Badger Road; thence Northerly parallel with said right-of-way line 200.5 feet to an iron stake; thence Easterly parallel with South line of said lot 192.5 feet to an iron stake on West right-of-way line of Badger Road; thence Northerly along said right-of-way line 216.75 feet to North line of said Lot 3; thence Westerly along said North line 593.3 feet to Northwest corner of said Lot 3; thence Southerly along West line of said Lot 3,
417.3 feet to the point of beginning. EXCEPT that part conveyed to State of Wisconsin in Deed recorded on May 12, 1988 as Document Number 2080811.

Parcel No. 60-0709-362-0096-7

                                                                      SCHEDULE 2


                                PERMITTED ENCUMBRANCES

                         Those exceptions to title listed in
                         Lawyers Title Insurance Corporation
                         marked-up commitment number 40394x1,
                                 dated June 30, 1997.